Exhibit 10.90

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

AMENDED AND RESTATED
SALES AGREEEMENT

This Amended and Restated Sales Agreement (“Amended Agreement”) is dated as of February 28, 2011, and is between Evonik Degussa Corporation (“Seller”), with an office at 379 Interpace Parkway, Parsippany, NJ 07054, and Hoku Materials, Inc., a subsidiary of Hoku Corporation (“Buyer”), with an office at One Hoku Way, Pocatello, Idaho 83204.

Whereas, by agreement dated March 25, 2010, Seller and Buyer entered into a certain Sales Agreement (“Agreement”); and

Whereas, Seller and Buyer desire to amend and restate the Agreement as hereinafter set forth;

Now, therefore, in consideration of the mutual covenants and agreements hereinafter contained, and other valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the following product, upon the following terms:

1. PRODUCT:  (a) Trichlorosilane (SIRIDION® TCS), having the specifications, as set forth in attached Exhibit A (“Product”).  Product to be supplied hereunder may be manufactured by Seller or another source; provided, however, that Seller must obtain Buyer’s approval in writing prior to supplying Product that is manufactured by a third party; and, provided further, that in the event the Product is supplied by a third party, Seller shall remain jointly and severally liable for the performance of its obligations under this Amended Agreement.

(b) If a dispute arises as to whether the Product meets the specifications set forth in Exhibit A, an independent third party testing laboratory located in the United States and mutually agreed upon by Buyer and Seller shall determine whether the Product meets the specifications. All costs and fees incurred in settling such a dispute shall be the responsibility of the non-prevailing party. If the parties cannot agree on a third party within fifteen (15) days of written notice by Buyer to Seller of its desire to test the Product, then the Buyer shall resort to all other remedies available to it under this Amended Agreement.

2. TERM:  Unless earlier terminated by Seller or Buyer pursuant to Section 11 below, this Amended Agreement shall be in effect for a term commencing on March 14, 2011, and ending on November 30, 2011 (“Term”).

3. QUANTITY:   (a) Seller shall deliver and sell to Buyer, and Buyer shall purchase and accept delivery from Seller, a minimum of [***] metric tons (”Minimum Quantity”) of Product during the Term.  Buyer acknowledges this “take or pay” obligation: if Buyer  during the Term does not purchase and pay for at least the Minimum Quantity, then Buyer shall pay Seller for the difference in quantity between the Minimum Quantity and the lesser quantity actually purchased and paid for during the Term (“Shortfall Quantity”).

1 Page of 9
*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

(i)           In the event that Seller, using commercially reasonable efforts, is able to sell a Shortfall Quantity to a third party, who has not previous to the occurrence of such Shortfall Quantity been a customer of Seller purchasing Product from Seller (“Alternative Customer”), on or before the end of the Term, then Buyer shall pay to Seller the difference between the price for the Shortfall Quantity pursuant to Section 4 and the lower price paid by the third party for the Shortfall Quantity.  Buyer and Seller acknowledge that Seller will require no less than forty-five (45) days notice and return by Buyer of sufficient ISO containers pursuant to Section 6(a) in order to develop and sell Product to such Alternative Customer.
(ii)           Section 3(a)(i) shall only apply to a Shortfall Quantity less than or equal to [***] metric tons of Product.  For avoidance of doubt, Section 3(a)(i) shall not have an effect on Buyer’s take or pay obligation for any Shortfall Quantity greater than [***] metric tons.

(b) Monthly Quantity
(i)           Monthly quantities shall be agreed between the Parties in accordance with Section 7 of this Amended Agreement, provided, however, that in the event Buyer fails to purchase, pay for and accept a minimum of [***] metric tons of Product by the month of August 2011 and during each calendar month thereafter during the Term, Buyer shall pay to Seller, as liquidated damages, the sum of [***] U.S. Dollars [***] within thirty (30) days net of the final day of each such month.   The sum is agreed upon as liquidated damages and not as a penalty.  Buyer and Seller have estimated and agreed upon the sum as an attempt to make a reasonable forecast of probable actual losses because of the difficulty of calculating with exactness the serious and substantial damages to Seller which will result.  Late payments shall bear interest at 1.5% per month, or at the maximum rate permitted by law.
(ii)           Only in the event that, following Seller’s timely receipt of a purchase order from Buyer, Seller fails to sell and deliver at least [***] metric tons in any calendar month, shall the Minimum Quantity of Product (and Buyer’s corresponding “take or pay” obligation) be reduced by an amount equal to the difference between [***] metric tons and the lesser quantity actually sold and delivered by Seller in that calendar month.

4. PRICE AND PAYMENT:  (a) Price shall be [***] per kilogram of Product for the first [***] metric tons of Product supplied in each calendar month, and [***] per kilogram of Product for any additional quantity of Product supplied in each such calendar month; provided, however, that if Buyer, at Buyer’s option, continues to make payments [***] days net from the date of invoice for quantities in excess of [***] metric tons, as referenced in Section 4(b), thereafter the price for Product supplied in excess of [***] metric tons in each calendar month shall be [***] per kilogram of Product.

(b) Payment terms are [***] days net from the date of invoice for the first [***] metric tons and [***] days net from the date of invoice for all quantities thereafter; provided, however, that Buyer may, at Buyer’s option,  make payments [***] days net for all quantities in excess of [***] metric tons in order to receive the [***] per kilogram of Product price referenced in Section 4(a).  Late payments shall bear interest at 1.5% per month, or at the maximum rate permitted by law.  These pricing and payment terms shall apply for all purchase orders submitted during the Term and any successive terms regardless of the date of delivery of the Product or the amount of the Product ordered and delivered.

2 Page of 9
*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(c) Buyer shall pay all sales, use, excise, or other similar taxes or governmental charges.  Seller shall pay all import duties and shall pre-pay for costs to export empty ISO containers.

5. PACKAGING:  (a) Product will be delivered in full ISO containers of approximately nineteen (19) metric tons net weight. ISO containers used for shipping Product are and shall remain the property of Seller. Buyer has paid to Seller a deposit fee equal to [***] U.S. Dollars [***] (the “ISO Deposit”).  Notwithstanding Paragraph 3 of Seller’s Standard Terms and Conditions of Sale, attached as Exhibit B, the ISO Deposit is intended as security for the repair and/or replacement thereof, and not as payment for such container.  Subject to any deductions required pursuant to this Section 5(a) and Section 6(b), upon the expiration of the Term and the return of the ISO containers to Seller, the ISO Deposit will be returned.  If any ISO container is damaged or destroyed upon or after entering Buyer’s property or facility, the cost to repair or replace such container shall be deducted from the ISO Deposit. Buyer shall also be responsible for any additional costs or expenses in connection with such damaged or destroyed container.  Notwithstanding anything in this Amended Agreement to the contrary, Buyer may not retain any ISO container, or use any ISO container, for any purpose other than expeditious unloading of Product.  Buyer shall have a minimum of seven working days to unload each ISO container.

(b)  Buyer acknowledges that Seller has dedicated a fleet of ISO containers during 2010 and 2011 to deliver Product to Buyer.  To cover the carrying costs of such fleet of ISO containers during 2010 and 2011, Seller shall invoice Buyer [***] U.S. dollars [***] in each calendar month beginning in March 2011 and ending November 2011.  Payment terms are [***] days ([***]) net from the date of such invoice.  Late payments shall bear interest at 1.5% per month, or at the maximum rate permitted by law.

6. DELIVERY:  (a) Seller shall deliver Product, freight prepaid by Seller, to Buyer’s facilities located in Pocatello, Idaho, conditioned after May 1, 2011, on (i) Seller’s acknowledgement and agreement to fulfill Buyer’s purchase order, and (ii) the return of sufficient ISO containers (from prior shipments to Buyer) to Seller for Seller to ship the quantity in Buyer’s corresponding purchase order. Buyer’s purchase order shall specify the calendar week for delivery, which shall not be less than forty-five (45) days after Seller receives the purchase order.  Seller shall credit Buyer [***] percent ([***]%) of the purchase price for each day that a shipment is delayed, up to a maximum of [***] percent ([***]%).  No purchase order or other document shall contain terms that contradict, or that impose any greater or different obligations on Seller than undertaken by Seller in, this Amended Agreement.

(b) Buyer acknowledges that, as of the date of this Amended Agreement, Seller has shipped Product to Buyer, which Buyer is unwilling to accept until a later date (“Shipped Product”).  As a result, Seller has been and will continue to incur storage costs for the Shipped Product.  Buyer shall reimburse Seller for all such storage costs Seller incurs, not to exceed [***] dollars [***] per calendar month, on or after September 1, 2010.  Seller shall invoice Buyer the amount of such storage costs at the end of September 2010 and each calendar month thereafter in which Seller incurs storage costs for Shipped Product.  Upon delivery of each such invoice to Buyer, Seller shall, as payment from Buyer, deduct such invoiced payment due from the ISO Deposit.

3 Page of 9
*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(c) Buyer represents that Buyer’s facilities and personnel are and shall continuously remain fully qualified and equipped to safely and expeditiously accept delivery of and unload Product, and promptly to return the ISO containers, and shall do so.  Shipment of Product shall be DDP (Incoterms 2000), and delivery of Product shall be deemed to have been made and transfer of title and risk of loss to Buyer shall occur upon Product entering Buyer’s property or facility (“Delivery Point”).

7. FORECASTING:   (a) On or before March 15, 2011 and on or before the first day of each calendar month thereafter, Buyer shall provide Seller with its best, good faith rolling forecast (by month) for the following six month period, setting forth Buyer’s estimated quantity of Product to be purchased.

(b) Buyer shall forecast a minimum of [***] metric tons of Product during the month of May 2011 and for each calendar month thereafter during the Term.  However, for purposes of delivery of forecasted Product, the exact amount and calendar week for delivery of Product shall be as specified in the purchase order by Buyer and acknowledged and agreed by Seller, as required by Section 6 of this Amended Agreement.  Such forecasts shall be binding upon Buyer and Seller for forecasts up to [***] metric tons in each calendar month. For forecasts greater than [***] metric tons, the portion greater than [***] metric tons in any calendar month shall not be binding upon Buyer or Seller; provided, however, that Seller shall use commercially reasonable efforts to meet Buyer’s forecasts even if the Minimum Quantity has already been delivered or whether delivery of shipments has been postponed. Buyer understands and agrees that Seller shall rely on such forecasts in conjunction with Buyer’s purchase orders for its production, allocation and delivery purposes. Seller shall not be in breach or default hereunder if it is unable to fulfill, in whole or in part, one or more of Buyer’s orders with regard to the portion of Product over [***] metric tons.

8. STANDARD TERMS AND CONDITIONS OF SALE:  Except as otherwise expressly provided in this Amended Agreement, this Amended Agreement shall be governed by Seller’s Standard Terms and Conditions of Sale, attached as Exhibit B.  If any conflict arises between the terms in the body of this Amended Agreement and the Seller’s Standard Terms and Conditions of Sale, attached as Exhibit B, the terms in the body of this Amended Agreement shall take precedence.

9. ENTIRE AGREEMENT AND CONSTRUCTION:  This Amended Agreement, which includes Exhibits A and B, is the complete and exclusive statement of the agreement between Seller and Buyer with respect to the subject matter hereof, and supersedes all other pre-existing or contemporaneous agreements or understanding between Seller and Buyer as to the subject matter hereof, and no additional or different term or condition, whether in any other document or instrument, or whether stated orally, will be binding or have any effect.  Seller and Buyer have fully considered and negotiated this Amended Agreement, with the benefit of legal counsel. This Amended Agreement has been drafted by both Seller and Buyer and shall not be construed against either.

4 Page of 9
*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

10. AMENDMENT:  No change, whether by addition, deletion, modification, waiver or otherwise, of any provision of this Amended Agreement shall be made or shall be effective unless made in writing, signed by both Seller and Buyer.

11. TERMINATION:  Each Party may, at its discretion, upon written notice to the other Party, and in addition to its rights and remedies provided under this Amended Agreement or any other agreement executed in connection with this Amended Agreement and at law or in equity, terminate this Amended Agreement in the event of any of the following:

(a) Upon a material breach of the other Party of any material provision in this Amended Agreement, and failure of the other Party to cure such material breach within forty-five (45) days after receiving written notice thereof.  For purposes of this Section 11(a), a “material breach” means, subject to Section 6, a monthly shipment which is delayed, Product that does not meet the Product specifications, a payment default, or any other material breach of this Amended Agreement which materially and adversely affects a Party or which occurs on multiple occasions.

(b) Upon the voluntary or involuntary initiation of bankruptcy or insolvency proceedings against the other Party; provided, that for an involuntary bankruptcy or insolvency proceeding, the Party subject to the proceeding shall have sixty (60) working days within which to dissolve the proceeding or demonstrate to the terminating Party’s satisfaction the lack of grounds for the initiation of such proceeding; or

(c) If the other Party (i) becomes unable, or admits in writing its inability, to pay its debts generally as they mature, (ii) becomes insolvent (as such term may be defined or interpreted under any applicable statute).

12. ASSIGNMENT:  Neither Party may assign this Amended Agreement to a third party without the prior written consent of the other Party.  Notwithstanding the foregoing, the assignment of this Amended Agreement in connection with the sale of all or substantially all of the assets of either Party, or the merger, consolidation, or change of control of either Party, shall not require the consent of the non-assigning Party.  This Amended Agreement shall be binding on each Party’s respective successors and assigns.

Signature Page Follows

5 Page of 9

EVONIK DEGUSSA CORPORATION		HOKU Materials, Inc.

By:	/s/ Edward McGettigan	By:	/s/ Scott Paul

Name:	Edward McGettigan	Name:	Scott Paul
Title:	VP Advanced Silanes NAFTA	Title:	Chief Executive Officer

By:	/s/ Burkhard Zoller	By:	/s/ (Mike) Tao Zhang

Name:	Burkhard Zoller	Name:	(Mike) Tao Zhang
Title:	VP Advanced Silanes NAFTA	Title:	Chief Executive Officer

6 Page of 9

EXHIBIT A

Specifications of Product

[***]

7 Page of 9
*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Version December 2007

EXHIBIT B

STANDARD TERMS AND CONDITIONS OF SALE

All orders for product (“Product”) are subject to written acceptance by the company of the Evonik Degussa group of companies selling the Product (“Seller”) and to credit approval. The complete agreement between Seller and buyer (“Buyer”) is contained herein and in such other document(s) agreed to in writing by Seller and Buyer (collectively, “Contract”).

1. ACCEPTANCE AND PRICE: Except as stated therein, quotations are held open for thirty (30) days from the date on the quotation. Prices quoted will be firm for orders scheduled by Seller to be delivered within sixty (60) days after the quotation date; otherwise, Seller reserves the right to apply prices in effect at the time of delivery, including any surcharges applicable to the cost of production, distribution or storage of Product. Prices do not include sales, use, excise, or other similar taxes or governmental charges, and all such present and future taxes and charges will be paid by Buyer. Payment terms are as set forth in the Sale Confirmation / Acknowledgment. If any government action, order or request prevents Seller from adjusting or continuing in effect the price stated in this Contract, Seller shall have the right to cancel this Contract with respect to all or a portion of Product deliverable thereunder, without any liability whatsoever. Each delivery of Product is a separate and independent transaction, and payment for each delivery shall be made accordingly. All payments are to be made in full and are not subject to set-off, recoupment, abatement, counter-claim or any other adjustment.

2. DELIVERY: Delivery to Buyer of Product, and corresponding transfer of title and of all risk of loss, shall occur upon Product entering Buyer’s property or facility (the “Delivery Point”). Delivery dates, where stated, are approximate. Buyer grants Seller a purchase money security interest in all Product delivered hereunder until full payment therefor has been received by Seller, and shall execute such related documents as reasonably requested. Seller reserves the right to pack the Product otherwise than as specified by Buyer but otherwise in a commercially reasonable manner. Seller’s weights shall govern, absent manifest error.

3. RETURNABLE CONTAINERS: Except as provided below, returnable containers, if any, shall remain the property of Seller. Buyer shall pay a deposit fee, per container, to be determined from time to time by Seller. Upon Buyer returning such container, freight prepaid by Seller, within ninety (90) days from the date of invoice, in good and fully reusable condition, without any residue of any materials other than Product under a nitrogen blanket, such deposit will be returned. If any returnable container is not so returned, title and all responsibility with respect to such container shall be deemed to have been transferred to Buyer at the Delivery Point, and the deposit fee shall be non-refundable and shall be retained by Seller.

4. EXCUSED NON-PERFORMANCE: (a) Seller shall not be liable for breach of any obligation directly or indirectly attributable to circumstances beyond Seller’s reasonable control. Such circumstances include, but are not limited to, acts of God, acts of Buyer, war, riots, accident, fires, explosions, floods, sabotage, terrorism, governmental laws, regulations, orders or action, national defense or security requirements, acts or failure to act of its suppliers or other third parties, natural disaster, weather conditions, or shortages of or inability to obtain (as and when required and upon Seller’s usual terms and from its usual sources of supply) suitable or sufficient energy, labor, machinery, facilities, raw materials, transportation, supplies or other resources or services. Labor difficulties, strike, lockout or injunction shall be conclusively presumed to be beyond Seller’s reasonable control, and accordingly within the meaning and intent of this Paragraph 4. All or some of the quantities of Product deliverable under this Contract, or other performance by, Seller that is affected by this Paragraph 4 may, in the sole and absolute discretion of Seller, be eliminated and/or suspended from the operation of this Contract (with the elimination and/or suspension of Buyer’s corresponding obligations), but such Contract shall remain otherwise unaffected.

(b) In the event of inability for any reason to supply the quantity of Product stated in this Contract, Seller may, without any liability, allocate its available supply among any or all purchasers, as well as itself and its affiliates, in any manner it chooses.

(c) Seller shall have the right, without any liability, to discontinue all or any of its performance obligations under this Contract if, in its sole and exclusive good faith opinion, the manufacture, export, import, sale and/or use of the Product, or of any related component or process, by it or any of its affiliates may infringe any patent or intellectual property right.

5. PRODUCT SAFETY: BUYER WARRANTS AND AGREES TO TRANSPORT, STORE, HANDLE, USE, DISPOSE OF AND OTHERWISE DEAL WITH PRODUCT SAFELY AND IN STRICT COMPLIANCE WITH ALL LAWS AND REGULATIONS AND ALL APPLICABLE STANDARDS OF CARE, INCLUDING IN A MANNER NO LESS STRINGENT THAN AS SET FORTH IN SELLER’S LABELS, MATERIAL SAFETY DATA SHEETS AND OTHER SAFETY AND HEALTH INFORMATION. Seller does not warrant the safety of the Product or its use, whether alone or in combination with any other substance or in any process. Buyer assumes all responsibility for warning its employees, customers and independent contractors of any hazards associated with the Product. Buyer agrees to indemnify, defend and hold Seller harmless from any liability of whatever nature caused in whole or in part by Buyer’s failure to comply with this Contract.

6. WARRANTY: SELLER MAKES NO WARRANTY OF, AND SHALL HAVE NO LIABILITY FOR, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE (EVEN IF SELLER IS AWARE OF SUCH PURPOSE) OR OTHERWISE, WHETHER EXPRESS OR IMPLIED, OTHER THAN THAT THE PRODUCT, UPON DELIVERY TO BUYER AT THE DELIVERY POINT SHALL MEET THE SPECIFICATIONS UNDER THIS CONTRACT. NO OTHER WARRANTY OR LIABILITY, EXPRESS OR IMPLIED, AND WHETHER ARISING BY OPERATION OF LAW OR CUSTOM, SHALL APPLY. Buyer agrees to inspect the Product as soon as practicable and to give notice in writing to Seller of any claim within thirty (45) days of such delivery. Failure to give notice in writing as aforesaid within the specified time constitutes an unqualified acceptance of the Product and a waiver of all claims with respect thereto.

8 Page of 9

7. LIABILITY. Seller's liability under this Contract shall be limited to the purchase price of the Product supplied (or to have been supplied) hereunder in respect of which damages are claimed. All technical or other advice by Seller, whether or not at Buyer’s request, with respect to the Product, its processing, further manufacture, other use or resale or otherwise, is given gratis by Seller and Seller shall not be liable for, and Buyer assumes all risk of, such advice and the results thereof. OTHER THAN AS SET FORTH IN THIS PARAGRAPH 7, SELLER SHALL IN NO EVENT BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER DAMAGES, AND REGARDLESS WHETHER THE CLAIM IS BASED ON WARRANTY, CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE. Upon satisfactory proof of claim by Buyer, and as Buyer’s exclusive remedy, Seller will, within a reasonable time, supply Buyer with replacement product of the same or equivalent type, free of charge, freight prepaid or, at Seller's option, refund the purchase price for the Product upon return of the Product or other delivered material, or the unused portion thereof. Buyer charges for replacements and returns for credit will not be allowed unless authorized by Seller in writing.

8. LIMITATIONS OF ACTIONS: Except as otherwise provided in Paragraph 6, above, the right to commence a legal action arising out of or in connection with this Contract or the Product expires one (1) year after the cause of action has accrued. Failure by Buyer to give written notice of a cause of action within such time period shall constitute a complete defense for Seller against all such actions.

9. MANUFACTURING DEVICES AND CONFIDENTIAL INFORMATION: All manufacturing devices, designs, formulas, data, or other technical information of Seller or any of its affiliates relating to this Contract will remain Seller's or its affiliates’ confidential property, and Buyer shall not have any rights thereto, nor any rights to disclose such items or information to any third party. Nothing in this Contract shall be construed (by implication, estoppel or otherwise) as granting, or as an undertaking by Seller to subsequently grant, to Buyer any license, right, title or interest in or to any present or future patent, patent application, know-how, copyright, trademark, trade secret or other proprietary right.

10. BUYER’S CREDIT/COLLECTION: Seller reserves the right, among other remedies, either to terminate this Contract or to suspend further deliveries under it in the event Buyer fails to pay for any one delivery when payment is due. Should Buyer's credit standing become unsatisfactory to Seller, in its sole and exclusive judgment, advanced cash payments or satisfactory security may be required by Seller for future deliveries and for Product(s) theretofore delivered. Buyer shall be responsible for the payment of reasonable attorneys’ fees and related costs and expenses incurred by Seller in (a) any claim or action by Seller to enforce this Contract, and (b) successfully defending any claim or action by Buyer.

11. EXPORT COMPLIANCE: Buyer warrants that it will not export or re-export any Product, other material, or information of Seller or its affiliates, in violation of export-control or other customs laws or regulations.

12. BINDING EFFECT/ASSIGNMENT: This Contract shall be binding on the successors and assigns of Buyer and Seller; provided, however, that Buyer shall not assign this Contract in whole or in part without the prior written consent of Seller.

13. WAIVER/SEVERABILITY: (a) The failure of Seller to insist upon strict performance of any of the provisions of this Contract will not constitute a waiver of those or any other provisions. No waiver by Seller shall be deemed to arise from any course of dealing or trade custom, and will only be effective if set forth in a separate writing, signed by Seller.

(b) Should any provision of this Contract be deemed wholly or partly invalid, this shall have no effect on the validity of the remaining provisions.

(c) Without limiting the generality of the foregoing, any purchase order or other document of Buyer containing provisions that are inconsistent with or in addition to this Contract shall not be binding upon Seller, and Seller hereby expressly rejects them, regardless of any performance or receipt of payment; provided, however, that this provision does not apply to the Amneded and Restated Sales Agreement, which shall take precedence over this Exhibit B, Standard Terms and Condition of Sale.

14. GOVERNING LAW/WAIVER OF JURY TRIAL: This Contract shall be interpreted and enforced in accordance with the laws of the state of New Jersey, U.S.A., without regard to the United Nations Convention on the International Sale of Goods or other international treaty, rule or accord, and without regard to conflicts of law principles. Seller and Buyer hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts located in the State of New Jersey for the resolution of any claim under this Contract, and Buyer agrees not to assert any defense to any suit, action or proceeding initiated by Seller based upon improper venue or inconvenient forum. BUYER AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY IT RELATED TO THIS CONTRACT SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BUYER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

15. LANGUAGE: Seller and Buyer expressly agree that this Contract as well as all documents and notices issued hereunder or relating hereto will be in English. Les parties ont expressément exigé que ce contrat, ainsi que tous documents et avis émis en vertu de celui-ci ou s’y rattachant, soient en anglais.

9 Page of 9